                                                                   EXHIBIT 10.11

          INTERNET COMMERCE SERVICES AGREEMENT

  This Internet Commerce Services Agreement (the "Agreement") is entered into as of April 23rd 1998 between Internet Commerce Services Corporation, a California corporation ("ICS"), and software.net, a California corporation (the "Customer").

  The Customer desires to obtain and ICS is willing to supply certain electronic commerce support services on the terms and subject to the conditions set forth in this Agreement.

  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ICS and the Customer hereby agree as follows:

1.   The Internet Commerce Services.

(a) ICS will provide the Customer with the Internet Commerce Services set forth on Annex 1 to this Agreement (the "Services"). Customer will remit to ICS the setup fee set forth in Annex 2 upon execution of this Agreement.

(b) ICS will deliver to Customer an invoice for fixed monthly subscription fees and non-fixed monthly transaction fees relating to the Services in the amounts set forth on Annex 2 to this Agreement on the [first (1st)] business day of each month following the month in which the Services are provided (the "ICS Invoice"). Customer will remit the amounts due under the ICS Invoice on or before the thirtieth (30th) day of the month following the month in which the Services are provided.

(c) Interest shall accrue on any unpaid fees owed by the Customer to ICS pursuant to this Section 1 at the lower of 1.5% per month or the maximum amount permitted by applicable law.

(d) ICS shall be entitled to revise any and all of the aforesaid monthly fees in respect of any Additional Term (as defined in Section 2 of this Agreement) provided that ICS gives notice to the Customer on or before the sixtieth (60th) day (including non-business days) prior to the commencement of any such Additional Term.

2.   Term and Termination.

(a) The initial term of this Agreement shall be one (1) year from the date hereof. Thereafter this Agreement will renew automatically for additional terms of one (1) year (each such term hereinafter an "Additional Term") unless (i) Customer gives written notice of termination to ICS of not less than thirty (30) calendar days, or (ii) ICS gives notice to Customer of not less than sixty (60) calendar days, prior to any such renewal that the Agreement shall not so renew.

(b) The Agreement may be terminated by either party at any time in the event of a material breach by the other party which remains uncured after thirty
     (30) day written notice thereof. The parties acknowledge that non-payment of fees constitutes a material breach of this Agreement. Failure on the part of ICS to operate at less than 98% availability over any two week period shall constitute material breach of this Agreement.


* Further information in this document has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

(c)  The Agreement may be terminated by Software.net in the event ICS fails to:
     (i) operate at less than 98% availability over any two week period (ii) demonstrate good faith efforts to provide 15 second transaction response time commencing after the date of implementing direct payment processing capability.

(d) In the event that ICS reasonably believes that Customer's conduct or Customer's products or their contents violate applicable law, injure the reputation of ICS, or pose a threat to ICS's systems, equipment, processes, or Intellectual Property Rights (as defined in Section 12 of this Agreement), ICS may discontinue providing the Services.

(e) The Agreement may be terminated be either party effective immediately and without any requirement of notice, in the event that (i) the other party by files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors; (ii) a receiver, trustee, or similar officer is appointed for the business or property of such party; (iii) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against such party and not stayed, enjoined, or discharged within sixty
     (60) days; or (iv) the other party adopts a resolution for discontinuance of its business or for dissolution.

3.   Intellectual Property Rights.

    Except to the extent set forth in Annex 2 of this Agreement, neither party will acquire any ownership interest in the other's Intellectual Property Rights. All Intellectual Property Rights not specifically granted in this Agreement are reserved by the parties. The Customer agrees that all Intellectual Property Rights created by ICS in connection with this Agreement and all the documentation therefor and all renewals and extensions thereof, shall be entirely ICS's property, free of any claims whatsoever by the Customer. ICS shall have the sole and exclusive right to register such Intellectual Property Rights.

4.   Confidential Information.

(a) Each party acknowledges and agrees that any Confidential information received from the other party will be the sole and exclusive property of the other party and may not be used or disclosed except as necessary to perform the obligations required under this Agreement.

(b) Upon termination of this Agreement, each party shall promptly return all information, documents, manuals and other materials belonging to the other party except as otherwise provided in this Agreement.

5.   Promotional Materials/Press Release.

    Each party shall submit to the other for approval (which approval shall not be unreasonably withheld), marketing, advertising, press releases, and other promotional materials related to the Services and referencing, as the case may be, the Customer or ICS; provided, however, that each shall be permitted to disclose the existence of the Agreement without the consent of the other.

6.   Limitation of Liability.

(a) UNDER NO CIRCUMSTANCES SHALL (i) EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OR INABILITY TO USE THE SERVICES OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE OR (ii) ICS BE LIABLE TO THE CUSTOMER OR ANY THIRD PARTY FOR ANY DAMAGES ARISING OUT OF THE SERVICES OR OTHERWISE ARISING OUT OF THIS AGREEMENT IN EXCESS OF THE AMOUNT OF FEES ACTUALLY PAID TO ICS BY THE CUSTOMER PURSUANT TO SECTION 1 OF THIS AGREEMENT.

(b) THE CUSTOMER SHALL BEAR (i) ALL COLLECTION RISK (INCLUDING, WITHOUT LIMITATION, CREDIT CARD FRAUD AND ANY OTHER TYPE OF CREDIT FRAUD) WITH RESPECT TO SALES OF ITS PRODUCTS AND (ii) ALL RESPONSIBILITY AND LIABILITY FOR THE PROPER PAYMENT OF ALL TAXES WHICH MAY BE LEVIED OR ASSESSED (INCLUDING, WITHOUT LIMITATION, SALES TAXES) WHICH MAY BE LEVIED IN RESPECT OF SALES OF ITS OR ITS CUSTOMERS' PRODUCTS.

(c) Except as set forth in the Annexes to this Agreement, the Customer is solely responsible for maintaining complete backup records of all information relating to its customers' orders, inquiries and purchases and any other customer information once such information has been provided to the Customer by ICS.

(d) ICS has no obligation to attempt to monitor or regulate the content of the Products and Customer agrees to hold ICS harmless in the event that the content of any of the Products is illegal. The Customer hereby represents and warrants to ICS that the Products do not infringe on or violate the Intellectual Property Rights of any third party and will not contain any content which violates any applicable law, regulation or third party right.

7.   No Additional Warranties.

    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ICS HEREBY
SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

8.   Relationship of Parties.

    The parties shall perform all of their duties under this Agreement as independent contractors. Nothing in this Agreement shall be construed to give either party the power to direct or control the daily activities of the other party, or the constitute the parties as principal and agent, employer and employee, franchisor and franchisee, partners, joint venturers, co-owners, or otherwise as participants in a joint undertaking. The parties understand and agree that, except as specifically provided in this Agreement, neither party grants the other party the power or authority to make or give any agreement, statement, representation, warranty, or other commitment on behalf of the other party, or to enter into any contract or otherwise incur any liability or obligation, express or implied, on behalf of the other party; or to transfer, release, or waive any right, title, or interest of such other party.

9.   Entire Agreement.

  This Agreement (including the Annexes hereto) constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements. Each party acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as expressly set forth herein.

10.  Modifications, Amendments, and Waivers.

  This Agreement may not be modified or amended, including by custom, usage of trade, or course of dealing, except by an instrument in writing signed by duly authorized officers of both of the parties hereto.

11.  Counterparts.

  This Agreement may be executed in counterparts each of which shall be deemed an original and all such counterparts shall constitute one and the same agreement.

12.  Certain Definitions.

  The following definitions shall apply to this Agreement and each of the Annexes to this Agreement.

  "Confidential Information" Any data or information, oral or written, treated as confidential that relates to either party's (or, if either party is bound to protect the confidentiality of any third party's information, such third party's) past, present, or future research, development or business activities, including any unannounced product(s) and service(s), any information relating to services, developments, inventions, processes, plans, financial information, forecasts, and projections and the financial terms of this Agreement. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information if: (i) it was already known to the receiving party prior to the date of this Agreement as established by documentary evidence; (ii) it is in or has entered the public domain through no breach of this Agreement or other wrongful act of the receiving party; (iii) it has been rightfully received by the receiving party from a third party and without breach of any obligation of confidentiality of such third party to the owner of the Confidential Information; (iv) it has been approved for release by written authorization of the owner of the Confidential Information; (v) demographic, product purchasing data or similar market analysis information derived by ICS from the information described in the preceding sentence; or (v) it is required to be disclosed pursuant to final binding order of a governmental agency or court of competent jurisdiction, provided that the owner of the Confidential Information has been given reasonable notice of the pendency of such an order and the opportunity to contest it.

  "Intellectual Property Rights." All (a) copyrights (including, without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), copyright registrations and applications, trademark rights (including, without limitation, registrations and applications), patent rights, trade names, mask-work rights, trade secrets, moral rights, author's rights, algorithms, rights in packaging, goodwill and other intellectual property rights, and all renewals and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction; (b) intangible legal rights or interests evidenced by or embodied in any idea, design, concept, technique, invention, discovery, enhancement or improvement, regardless of patentability, but including patents, patent applications, trade secrets, and know-how; and (c) all derivatives of any of the foregoing.

  "Products" Those products and/or services of the Customer in respect of which the Services will be utilized.

13.  Export Screening.

  In completing the Services ICS will use reasonable efforts to (i) obtain the credit card statement mailing address in addition to all other information supplied by the prospective customers and their browsers, (ii) deny shipments to any countries to which exports are prohibited by United States law, and
(iii) deny shipments to parties listed on the United States list of Specially Designated Nationals or the Table of Denial Orders.

14.  Governmental Law; Consent to Jurisdiction.

  This Agreement will be deemed entered into in California and will be governed by and interpreted in accordance with the laws of the State of California, excluding (i) that body of law known as conflicts of law, and (ii) the United Nations Convention on Contracts for the Sale of Goods. The parties agree that any dispute arising under this Agreement will be resolved in the state or federal courts in Santa Clara County, California, and the parties hereby expressly consent to jurisdiction therein.

15.  Assignment.

  This Agreement may not be transferred or assigned by either party other than by operation of law or to either party's lenders for collateral security purposes, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempt by either party to assign any of its rights or delegate any of its duties hereunder without the prior written consent of the other party shall be null and void.

16.  Survival.

  The provisions of this Agreement relating to payment of any fees or other amounts owed, payment of any interest on unpaid fees, confidentiality and warranties and indemnities shall survive any termination or expiration of this Agreement.

17.  Headings.

  The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

18.  Force Majeure.

  Neither party shall be responsible for delays or failures in performance resulting from acts beyond its control, such as acts of God, acts of war, computer viruses, epidemics, power outages, fire, earthquakes and other disasters.

19.  Notices.

  Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing at the address set forth below and shall be deemed to have been delivered and given for all purposes (i) on the delivery date it delivered personally to the party to whom the same is directed; (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, and (iii) upon completion of transmission if sent via telecopier with an confirmation of successful transmission.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ICS CORPORATION
550 S. Winchester Boulevard, Suite 301
San Jose, CA 95128-2545
(408)556-9100 Fax: (408)241-8270

Attn:  GREGORY T. QUINN
     --------------------------------
Phone: 408-260-6091
      -------------------------------
By: /s/ GREGORY T. QUINN
    ---------------------------------
 (signature of authorized ICS
  employee)

Name:


CUSTOMER:

Software.net 3031 Tisch Way
- -------------------------------------
San Jose, CA 95328
- -------------------------------------

Attn: John Pettitt
     --------------------------------
Phone: 408-490-3011
      -------------------------------
Fax:
    ---------------------------------


By: /s/ JOHN PETTITT
   ----------------------------------
 (signature of authorized employee)

Name: John Pettitt
     --------------------------------
    (print)

Title:    LTO
      -------------------------------

                                    ANNEX 1
                          INTERNET COMMERCE SERVICES


MERCHANT SETUP AND ACTIVATION

Activation Fees:  See Software.net pricing schedule Annex 2
This section describes the specific Merchant setup deliverables for Internet Commerce Services.

       INTERNET COMMERCE SERVICES CORPORATION (ICS) SCMP ACCESS SOFTWARE

1. Access to download the SCMP libraries or the appropriate plugin and documentation.

2. Single run time license for the merchant to issue commerce transactions using SCMP libraries, scripts and programs.

                        SUPPORT, TESTING AND ACTIVATION

1. Setup of single SCMP client merchant account in the ICS system to access the ICS Commerce servers.

2.  Setup of public/private key pairs for the merchant.

3. Support during initial testing of ICS transactions on the ICS test server. The ICS test server is used to validate operation of the SCMP client merchant account with the ICS ICS servers and validate a proper return result message from ICS. A test server is available 7x24. There is no charge for test transactions.

4. Setup of customer support screens to use ICS Customer support interface. Setup and testing of customer support interface.

5. Testing of credit card merchant account with a Technical Support representative to validate proper communication with the bank and payment processors.

         IMPORTANT-Establishing the credit card merchant account is the responsibility of merchant. ICS has relationships with many different merchant banks and credit card service providers. A referral can be provided as requested.

6. Full-cycle system testing to verify ability of complete system to process a transaction from the start to finish. Availability to test will be configured within two business days from request. Merchant notifies its assigned Technical Support Representative via email and requests being moved to the production servers. ICS updates its database and clears out all test transactions in order to begin billing. At that point, ICS considers the merchant "live" and all transactions are billable.

7. Technical Support phone support time is covered under this agreement for up to sixty (60) days from the signing of the agreement. Additional time is available if required. See Annex 2 for pricing.

NOTE: The Technical Support time is dedicated to helping the merchant do all the proper testing prior to going public. Tech support will not help with code development, business rules, or any other requests that are outside the scope of setting up a merchant to use our services. Should a merchant require other services, ICS will gladly recommend a systems Integrator.

                  MERCHANT SERVICES MONTHLY SUBSCRIPTION FEE

1.  Maintenance of account to access the specific ICS services

DIGITAL COMMERCE TRANSACTIONS

TRANSACTIONS FEES:  See Software.net pricing schedule Annex 2

AVAILABLE SERVICES: The following services are available in response to each transaction request from the Merchant.

1.  RISK MANAGEMENT AND TERRITORY MANAGEMENT SERVICES

(a) IVS(TM) Fraud Screen-In addition to real-time bank validation, every transaction is checked, analyzed, and cross-checked by over 150 operations for assessment of fraud risk. A score is applied based on the findings and the resulting score is then returned via an SCMP message to the merchant for an accept or decline order decision.

(b) US Government Export Compliance-Each transaction is checked and analyzed to comply with the restricted countries list and the restricted individual parties list from the United States State Department and Treasury Department.

(c) Territory Management - Each transaction is checked against the Merchant's pre-defined territory restrictions. This enables the Merchant to set rules that disallow sales to specific countries in order to keep a stable price model or honor special distribution agreements within a country.

2.   DIGITAL PRODUCTS DELIVERY SERVICES

(a) Digital Product Managed Download - ICS will dynamically generate a URL for downloading purchased digital products from the ICS BOB servers. IMPORTANT
     - Before requesting this service, you will need to register your digital products with ICS and host them on the ICS download servers.

(b) Issue Key - Pay First model - ICS will dynamically build an Electronic License Certificate (ELC) with the end-users information and rights to the product and send that ELC directly to the end-user. If the merchant selects one of the other offered technologies, ICS will issue the appropriate unlock key based on the merchants selected technology. See the appropriate product data sheet for the specifics of how the key is generated and delivered. Credit Card pre-authorization.

(c) Issue Key - Try before you buy (TBYB) model - ICS will issue the appropriate unlock key based on the merchants selected TBYB technology. See the appropriate product data sheet for the specifics of how the key is generated and delivered.

(d) Rights Revocation - Return Key/ELC - ICS will accept a return key/ELC request from the merchant. In the case of an GRR issued ELC, the request will need to be followed by a Letter of Destruction (LOD) signed by the end user sent to the Merchant before the return will be reported to the IP owner.

3.   DIGITAL PRODUCT PACKAGING AND WAREHOUSING

(a) Digital Delivery Preparation Options - ICS will digitally "package" each product with the merchant's selected packaging technology (See Annex 2 for available packaging options). This includes digitally preparing the gold master code into Bag of Bits (BOB), testing of the unpack process for complete file decryption, and initialization of the install process. ICS will turnaround a prepared digital product within 7 working days from receipt of golden master and all information required for packing and distribution. Rush charges may apply for requested shorter turnaround (see Annex 2).



COMMERCIAL SERVICES AND PHYSICAL FULFILLMENT TRANSACTIONS

Transactions Fees: See Software.net pricing schedule Annex 2

AVAILABLE SERVICES:

1.   PAYMENT PROCESSING

(a) Credit Card pre-authorization - (this includes the banks Address Verification Service (AVS) if available). Bank confirmation that the card is a valid number and has the appropriate amount of funds for the transaction. AVS checks the billing address provided matches the billing address on record with the bank.

(b) Credit Card settlement (Bill) - billing and posting of pre-authorized funds to merchant account.

(c) Credit/Return - process a credit to the credit card holder's account. Merchants can credit a transaction that has already been billed in the event of a product return.

2.   SALES TAX PROCESSING

(a) Tax Calculation - Use of Vertex tax tables for calculation of sales tax. ICS will calculate tax based on the merchant defined nexus and product category selections, ICS will return the tax value as a separate line item in the SCMP name/value pair format. ICS will also provide tax as a separate line item in the daily and monthly reports. IMPORTANT - it is the responsibility of the merchant to capture and store this tax data in their own database systems for proper reporting and filing of taxes. ICS does not provide any special tax reports.

3.   FULFILLMENT HOUSE MESSAGING

  a) Ship order message to Fulfillment house - ICS will send a ship product message to a Fulfillment House for pick, pack and ship of an order. ICS supports a standard message. Merchant can select the desired delivery methods: email, PGP email, SCMP, or EDI messaging. If Merchant wishes Fulfillment House to process card settlement for merchant after the order has been shipped, the message sent from ICS to the Fulfillment house must be encrypted to protect customer's credit card data. Some of the noted options may require additional setup charges (see Annex 2). Set-up of the Fulfillment House must be completed prior to transacting business at the site.

4.   STANDARD REPORTING FROM MERCHANT SERVICES CONSISTS OF THE FOLLOWING:
      -    Reports: 1 daily; 1 monthly.
      -    Formats: std. ASCII text tab delimited.
      -    Reports are sent as email attachments.

    The reports will consist of a Tab delimited file containing full information on all attempted orders. Important - these reports are NOT intended for individual service transaction reconciliation (e.g., IVS score, ics bill). They are order level details of all order processed through ICS.

               ANNEX 2: U.S. PRICE LIST FOR SOFTWARE.NET 4/22/98


Internet Commerce Services Corporation (ICS)

CommerceFLEX Implementation (SCMP)


Merchant Set-up & Activation (additional TIDs)                             [*]


Transaction Pricing (see attached for listing of services and exclusions)  [*]



Global Rights Registry Services


Intellectual Property Rights Management                                    [*]


Required for all IP Owners utilizing Global Rights Registry Services. Covers property rights management services for 50 SKU's. Secure, global, rights registration, property rights protection, record retention (24 months following date of registration), and quarterly rights reporting. Includes property rights protection services to prevent unauthorized access; and secure record storage on redundant servers, geographically located to comply with don protection regulations. Digital warehousing of associated digital content and maintenance of SKU archive for 24 months following date of last request is provided at no additional charge.


*Further information on this page has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Intellectual Property Registration & Preparation


Sm@rtCert

Sm@rtCert Auto-Registration                                                  [*]

Registration of one SmartCert SKU, any associated content, and processing for distribution. IP Owner manages all registration via online form. IP Owner may modify the SmartCert and associated content within 30 days of initial registration without additional charge. Changes subsequent to 30 days will be treated as a new registration. SmartCerts not requiring validation (such as promotional SmartCerts) are considered final when released for registration; any modification is considered a new registration.


Fees are billable monthly, based on annual committed registration volume.


ICS Assisted Sm@rtCert Registration                                          [*]

Registration of one SmartCert SKU and any associated content and processing for distribution. Customer supplies ICS with physical master and graphics. ICS handles administration. IP Owner may modify the SmartCert and associated content within 30 days of initial registration without additional charge. Charges subsequent to 30 days will be treated as a new registration. SmartCerts not requiring validation (such as promotional SmartCerts) are considered final when released for registration; any modification is considered a new registration.

Portland Software v1.5 Preparation & Registration                            [*]


Includes all services necessary to brand the product, conduct QA procedures on the branding process, and prepare it for distribution. Once tested, the preparation and registration process is considered complete. Normal turnaround 96 hrs M-F. Guarantee 48 hr delivery M-F, add $200 to packing fee.
Packing Maintenance Services
1 year maintenance for 2 additional re-packs
1 year maintenance for 4 additional re-packs

Preview TimeLOCK v3.0 Preparation & Registration


TimeLOCK 3.0 - Distribution Ready Client Build                               [*]

This option completely builds and brands a product for distribution. Customer may purchase the builder tool from Preview or ICS. If customer has already 'built' product, only the registration fee is applies. Optionally, the customer may have ICS provide the labor to build the product. Guarantee 48hr delivery, add $350

TimeLOCK 3.0 - Channel Branding                                              [*]


This option brands a product for distribution previously registered by a publisher with the Global Rights Registry. Customer may purchase the branding tool from Preview or ICS. Customer may have ICS provide the labor to brand the product. Guarantee 48hr delivery, add $350.

Rights Revocation Services


Rights Revocation                                                            [*]

Includes processing Letters of Destruction (digitally submitted only) and adjustment of all records to revoke rights in the event of returns or requests for revocation.

- --------------------
(c) 1998 ICS Corporation, Prices subject to change without notice.


* Further information on this page has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

TRANSACTION SERVICES

                 ADDENDUM TO SOFTWARE.NET PRICE LIST 4/22/98

BUNDLED TRANSACTION PRICING

Bundled Transaction Pricing                                                  [*]


Risk Management & Distribution Control Services                              [*]

IVS(TM) Fraud Protection Services
Territory Management

DIGITAL RIGHTS ISSUANCE, VALIDATION, AND DIGITAL DELIVERY SERVICES           [*]
SM@RTCERT
Sm@rtCert Issuance and Validation
Fee charged for each valid access request, not to exceed number of rights issued on certificate. Includes issuance, U.S. Government export compliance and
2 year proof of purchase retention.

Promotional Sm@rtCert Issuance                                               [*]
Issuance of promotional SmartCerts. e.g. those not requiring validation after issuance.

PORTLAND SOFTWARE v1.5 digital unlock key delivery

includes U.S. Government export compliance and Portland Software unlock key

PREVIEW SOFTWARE v3.01 digital unlock key delivery includes U.S. Government export compliance, credit card pre-authorization and settlement, IVS, sales tax calculation, and Preview Software unlock key

SECURE DIGITAL PRODUCT DELIVERY                                              [*]
includes successful download guarantee, 2 year reissue guarantee, U.S.
Government export compliance

COMMERCIAL SERVICES                                                          [*]

Tax Calculation

PAYMENT PROCESSING

Credit card pre-authorization
Credit card settlement (bill)
Credit/return

FULFILLMENT MESSAGING
Ship order notification to 3rd party fulfillment house (email)
EDI to trading partners currently established as of 4/1/98

ADDITIONAL SERVICES NOT INCLUDED IN BUNDLED PRICE

CREDIT CARD RETURN                                                           [*]


AUTOMATED LICENSE/RIGHTS CANCELLATION                                        [*]

CUSTOM FULFILLMENT MESSAGING                                                 [*]
   PGP key exchange set-up
                                                                             [*]
   EDI or custom message setup
   (applies to trading partners not currently supported as of 4/1/98 or used expressly to support software.net business)

*Further information on this page has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                             Amendment No. One to
                     Internet Commerce Services Agreement
               As Between Internet Commerce Services Corporation
                         And software.net Corporation
                             Dated April 23, 1998

  This Amendment No. One (hereafter "Amendment") to the Internet Commerce Services Agreement as between Internet Commerce Services Corporation and software.net Corporation dated April 23, 1998 (the "Services Agreement") is hereby entered into as between Internet Commerce Services Corporation ("ICS") and software.net Corporation ("software.net" or "Customer").

                                  WITNESSETH:

  WHEREAS the parties did enter into the Services Agreement, which under its terms was made effective as of April 23, 1998.

  WHEREAS the parties now wish to amend the above-mentioned Services Agreement to include certain mutual intellectual property infringement indemnification.

  WHEREFORE, the parties agree to amend the Services Agreement as follows:

                                   AMENDMENT

  1. Intellectual Property Indemnification by software.net. The parties agree to add the following to the end of section 6(d) of the Services Agreement:

    "Notwithstanding any provisions to the contrary in this Agreement, Customer will defend, at its expense, any claim, suit or action ("Claims against ICS") brought against ICS resulting from the breach of the representations and warranties contained in this subsection 6(d), and Customer further agrees to pay all damages and costs finally awarded against ICS attributable to any such Claim against ICS and all amounts paid in settlement of any such Claim against ICS; provided that Customer shall have sole control of the defense and settlement of any such Claim against ICS, and further provided that ICS notifies Customer promptly in writing of such Claim against ICS and gives Customer all authority, information and assistance, at Customer's expense, reasonably necessary to settle or defend such Claim against ICS. Customer's indemnification liability under this section 6(d) shall not exceed $100,000."

  2. Intellectual Property Indemnification by ICS. The parties agree to add a new section 6(e) to the Services Agreement as follows:

    "(e) Notwithstanding any provisions to the contrary in this Agreement, ICS will defend, at its expense, any claim, suit or action ("Claim against Customer") brought against Customer based upon an allegation that the Services or the use of any software provided by ICS in connection with the Services infringe any patent, copyright, trademark, trade secret or other intellectual property right of any third party, and ICS further agrees to pay all damages and costs finally awarded against Customer attributable to any such Claim against Customer and all amounts paid in settlement of any such Claim against Customer; provided that ICS shall have sole control of the defense and settlement of any such Claim against Customer, and further provided that Customer notifies ICS promptly in writing of such Claim against Customer and gives ICS all authority, information and assistance, at ICS's expense, reasonably necessary to settle or defend such Claim against Customer. ICS's indemnification liability under this section 6(e) shall not exceed $100,000."

  3. The parties further agree that the effective date of the Services Agreement shall be as of December 31, 1997.

  4. Except as expressly set forth herein, all other terms of the Services Agreement shall remain in full force and effect.

  5. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives.



Date: May 20, 1998                 Internet Commerce Services Corporation


                                    By:   /s/ [ILLEGIBLE]
                                       ------------------------------------
                                     Its: EXECUTIVE VICE PRESIDENT
                                       ------------------------------------

Date: May 20, 1998                   software.net Corporation


                                      By:   /s/ [ILLEGIBLE]
                                        ------------------------------------
                                      Its: VICE PRESIDENT, BUSINESS OPERATIONS
                                       ------------------------------------

                             Amendment No. Two to
                     Internet Commerce Services Agreement
               As Between Internet Commerce Services Corporation
                         And software.net Corporation
                             Dated April 23, 1998



  This Amendment No. Two (hereafter "Amendment") to the Internet Commerce Services Agreement as between Internet Commerce Services Corporation and software.net Corporation dated April 23, 1998 (the "Services Agreement") is hereby entered into as between Internet Commerce Services Corporation ("ICS") and software.net Corporation ("software.net" or "Customer").

                                  WITNESSETH:


  WHEREAS the parties did enter into the Services Agreement, which under its terms was made effective as of April 23, 1998.

  WHEREAS the parties did enter into Amendment No. 1 to amend the above-mentioned Services Agreement to include certain mutual intellectual property infringement indemnifications and to make the Services Agreement effective as of December 31, 1997.

  WHEREAS the parties desire to clarify the Amendment No. 1 to indicate that the parties agreed that the commencement date for the initial one-year term of the Services Agreement shall be the same as the effective date of the Services Agreement, that is, December 31, 1997.

  WHEREFORE, the parties agree to amend the Services Agreement as follows:

                                   AMENDMENT

  1.  Notwithstanding any provisions to the contrary in the Services
Agreement and amendments thereof, the parties agree that the commencement date for the initial one-year term of the Services Agreement and the effective date of the Services Agreement shall be December 31, 1997.

  2. Except as expressly set forth herein, all other terms of the Services Agreement and amendments thereof shall remain in full force and effect.

  3. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives.

Date:  May 21, 1998                    Internet Commerce Services Corporation

                                       By:  /s/ SIGNATURE
                                            -----------------------------------
                                       Its: Executive Vice President
                                            -----------------------------------

Date:  May 21, 1998                    software.net Corporation

                                       By:  /s/ SIGNATURE
                                            -----------------------------------
                                       Its: Vice President, Business Operations
                                            -----------------------------------